Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103609) pertaining to the AMVESCAP Executive Share Option Scheme, in the Registration Statement (Form S-8 No. 333-98037) pertaining to the AMVESCAP Sharesave Plan, in the Registration Statement (Form S-8 No. 333-11596) pertaining to the AMVESCAP Sharesave Plan, in the Registration Statement (Form S-8 No. 333-11428) pertaining to the AMVESCAP 401(k) Plan, in the Registration Statement (Form S-8 No. 333-10602) pertaining to the AMVESCAP Global Stock Plan, the Executive Share Option Scheme, the AIM Option Plans and the AMVESCAP Sharesave Plan, and in the Registration Statement (Form S-8 No. 333-8962) pertaining to the AMVESCAP Global Stock Plan, Executive Share Option Scheme and the AIM Option Plans, of our reports dated February 25, 2008, with respect to the consolidated financial statements of Invesco Ltd. and the effectiveness of internal control over financial reporting of Invesco Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP

Atlanta, Georgia
February 25, 2008